Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-169813, as amended) of Seanergy Maritime Holdings Corp., and
(2)	Registration Statement (Form F-3 No. 333-166697, as amended) of Seanergy Maritime Holdings Corp.

of our report dated April 16, 2014, with respect to the consolidated financial statements of Seanergy Maritime Holdings Corp. included in this Annual Report (Form 20-F) of Seanergy Maritime Holdings Corp. for the year ended December 31, 2013.

/s/Ernst & Young (Hellas) Certified Auditors Accountants S.A.
April 16, 2014
Athens, Greece